EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Announces Offering of $1.0 billion Senior Notes due 2031

Houston, Texas – February 25, 2021 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that it intends to offer, subject to market and other conditions, $1.0 billion principal amount of Senior Notes due 2031 (the “CQP 2031 Notes”).

Cheniere Partners intends to use the proceeds from the offering (after deducting the initial purchasers’ discounts, estimated fees and expenses), together with cash on hand, to refinance a portion of Cheniere Partners’ outstanding senior notes due 2025 (the “CQP 2025 Notes”) and to pay fees and expenses in connection with the refinancing. This press release does not constitute an offer to purchase or a solicitation of an offer to sell the CQP 2025 Notes. The CQP 2031 Notes will rank pari passu in right of payment with the existing senior notes at CQP, including the CQP 2025 Notes, the senior notes due 2026 and the senior notes due 2029.

The offer of the CQP 2031 Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the CQP 2031 Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Cheniere Partners’ business strategy, plans and objectives, including the use of proceeds from the offering. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

Cheniere Partners Contacts

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491